CUSIP No.	602675100	13G	Page	11	of	12
Exhibit 99.1
Joint Filing Agreement
October 21, 2010
In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, Commonwealth Bank of Australia, Colonial Holding Company Limited, Commonwealth Insurance Holdings Limited, and Colonial First State Group Limited each hereby agree to the joint filing of this statement on Schedule 13G (including any and all amendments hereto). In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G. A copy of this Agreement shall be attached as an exhibit to the Statement on Schedule 13G filed on behalf of each of the parties hereto, to which this Agreement relates.
This Agreement may be executed in multiple counterparts, each of which shall constitute an original, one and the same instrument.
Commonwealth Bank of Australia

By:	/s/ John Damien Hatton
Name:	John Damien Hatton
Title:	Company Secretary
Colonial Holding Company Limited

By:	/s/ John Damien Hatton
Name:	John Damien Hatton
Title:	Director
Commonwealth Insurance Holdings Limited

By:	/s/ John Damien Hatton
Name:	John Damien Hatton
Title:	Director
Colonial First State Group Limited

By:	/s/ John Damien Hatton
Name:	John Damien Hatton
Title:	Director